Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-264169) pertaining to the 2021 Share Incentive Plan of Alpha Tau Medical Ltd. and the 2021 Employee Share Purchase Plan of Alpha Tau Medical Ltd. of our report dated March 9, 2023, with respect to the consolidated financial statements of Alpha Tau Medical Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 9, 2023	A Member of Ernst & Young Global